EXHIBIT 4.10.1

                    GODWINS BOOKE & DICKENSON
                     PROTOTYPE PROFIT SHARING
                               AND
                 EMPLOYEE SAVINGS PLAN AND TRUST


                   STANDARDIZED FORM/CUSTOMIZED
                     ADOPTION AGREEMENT - 001


          The Employer hereby makes the following declarations, designations, and elections for purposes of the plan and trust:

I.   EMPLOYER INFORMATION

A.   Name:  Investors Fiduciary Trust Company

B.   Address: 127 West 10th Street, Kansas City, MO 64105

C.   Telephone: (816) 435-8980

D.   Employer Identification (or Social Security) Number:
     43-0995254

E.   Type of entity: [Select one]

          X    (1)  Corporation

          ____ (2)  Partnership

          ____ (3)  Sole Proprietorship

          ____ (4)  S Corporation

F.   Nature of Employer's Business: Financial Services

G.   Primary Standard Industry Code (SIC): 7300

H.   Date of Incorporation or Commencement of Business: 1972

I.   State of Incorporation or State of Principal Business
     Activity: Missouri

J.   Fiscal Year End: December 31



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K.   Other corporations or trades or businesses affiliated with or in the same controlled group of corporations or trades or businesses as the Employer:

     (1)  Name: State Street Boston Corp

          Address: 225 Franklin Street, Boston, MA 02110

          Employer Identification Number: 04-2456637

     (2)  Name:

          Address:

          Employer Identification Number:

     (3)  Name:

          Address:

          Employer Identification Number:

     If there are additional members of the same affiliated or controlled group of corporations or trades or businesses as the Employer, please attach a statement containing the above information for each additional member.

II.  PLAN FIDUCIARIES

     [Numbers shown in parenthesis throughout the remainder of this Adoption Agreement are references to sections of the accompanying plan document.]

A. Committee (1.12, 10; 12.1.2): [Insert the names of the individuals to be appointed by the Board]

     David Fishman


     Stephen Hilliard


     Michelle Warner



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B.   Plan Administrator (1.44; 10; 12.1.3): [Select one and
     complete, if necessary]

          ____ (1)  The chairman of the Committee.

          X    (2)     The Committee.

          ____ (3)  Other:

C.   Trustee(s) (1.61; 12.1.4; 20):

     (1)  Name:  Investors Fiduciary Trust Company

          Address: 127 West 10th Street, Kansas City,  MO

          Telephone: (816) 435-8980

          Employer Identification Number or Social Security
          Number:

     (2)  Name:

          Address:

          Telephone:

          Employer Identification Number or Social Security
          Number:

     (3)  Name:

          Address:

          Telephone:

          Employer Identification Number or Social Security
          Number:

III. STATUS OF THE PLAN

A.   Name of the plan (1.43): Investors Fiduciary Trust Company
     Investment Savings Plan

B.   Original effective date (1.19): January 1, 1996




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C.   If this plan is an amendment and restatement of an existing plan, except as otherwise provided in the plan document, the effective date of this amendment and restatement shall be (1.19; 17):
                              N/A

D.   Plan year end (1.45): December 31

E.   Limitation year (23.5.9): December 31

F.   Plan number: 001

G.   Governing state law (24.9): Missouri

IV.  PARTICIPATION

A. All employees of the Employer shall be eligible to participate in the plan, except the following (1.21):
     [Select the desired exclusions]

          X    (1)  No exclusions will apply.

          ____ (2) Employees included in a unit of employees covered by a collective bargaining agreement between the Employer and employee representatives, if retirement benefits were the subject of good faith bargaining and if two percent or less of the employees who are covered pursuant to that agreement are professionals as defined in Section 1.410(b)-9 of the Regulations. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives of the Employer.

          ____ (3) Employees who are nonresident aliens (within the meaning of Section 7701(b)(1)(B) of the
                    Code) and receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the
                    Code).

B.   Number of years of service required to participate (1.40):
     [Select one]

          ____ (1)  0 Years of Service.

          X    (2)  1 Year of Service.



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          X    (3)  Other: Employees as of 12/31/95 will enter
                    1/l/96 with credit for prior years of
                    service. Employees hired from other members of the controlled group will have their years there counted for eligibility and vesting purposes
                    [not to exceed one year of service].

C.   Minimum age required to participate (1.40): [Select one]

          ____ (1)  No minimum age required.

          X    (2)  21 years of age.

          ____ (3) ___ years of age [not to exceed 20 1/2 years of age].

D.   Entry date (1.28): [Select one]

          ____ (1)  First day of the first payroll period
                    beginning after the employee's date of hire.

          ____ (2) First day of the first payroll period after the completion of any minimum age and service requirements chosen above.

          ____ (3) First day of the month coincident with or next following the completion of any minimum age and service requirements chosen above.

          ____ (4) First day of the plan year or seventh month of the plan year, whichever is earlier, coincident with or next following the completion of any minimum age and service requirements chosen above.

          X    (5)  First day of the plan year quarter coincident
                    with or next following the completion of any minimum age and service requirements chosen above.

          ____ (6) First day of the plan year coincident with or next following the completion of any minimum age and service requirements chosen above.

                    [Note:    This option (6) may only be
                              selected if the number of months of
                              service required to participate is
                              six or less.]

          ____ (7)  First day of the plan year in which any
                    minimum age and service requirements chosen above are completed.

                    [Note: This option (7) is a retroactive entry date.]



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V.   SERVICE

A. Method for determining service for each employee (1.34, 1.41): [Select one]

     X    (1)  Service will be determined on the basis of hours
               of service calculated as follows: [Select one]

               X    (a)  On the basis of actual hours for which
                         an employee is paid or entitled to
                         payment.

               ____ (b) On the basis of days worked. An employee shall be credited with 10 hours of service for each day if he would be credited with at least one hour of service for such day under the plan.

               ____ (c)  On the basis of weeks worked. An
                         employee shall be credited with 45 hours of service for each week if he would be credited with at least one hour of service for such week under the plan.

               ____ (d) On the basis of semi-monthly payroll periods. An employee shall be credited with 95 hours of service for each payroll period if he would be credited with at least one hour of service for such payroll period under the plan.

               ____ (e) On the basis of calendar months worked. An employee shall be credited with 190 hours of service for each month if he would be credited with at least one hour of service for the month under the plan.

          ____ (2) Service will be determined on the basis of elapsed time.

B.   Prior service with certain affiliated employers (1.52.2):
     [Select one]

          ____ (1)  Service with an employer prior to such
                    employer becoming an affiliated employer shall not be recognized.

          X    (2)  Service with an employer prior to such
                    employer becoming an affiliated employer shall be recognized.




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VI.  COMPENSATION

A.   Compensation defined (1.13; 23.5.2):

     A participant's "compensation" used in determining the amount of contributions and forfeitures, if any, allocable to such participant's account under the plan shall mean all of his: [Select one]

          X    (1)  W-2 earnings (Box 1), as defined in Section
                    23.5.2(i) of the plan.

          ____ (2)  Code Section 3401(a) wages, as defined in
                    Section 23.5.2(ii) of the plan.

          ____ (3) Code Section 415 safe-harbor compensation, as defined in Section 23.5.2(iii) of the plan.

B. In determining the amount of a participant's compensation to be used in calculating the amount of contributions and forfeitures, if any, allocable to such participant's account, certain salary reduction amounts shall be treated as follows (1.13): [Select one]

          ____ (1) Compensation shall not include Employer contributions made pursuant to a salary - reduction agreement which are not includable in the gross income of the employee under Sections 125, 402(g)(3), 402(h), or 403(b) of the Code.

          X    (2)  Compensation shall include Employer
                    contributions made pursuant to a salary
                    reduction agreement which are not includible in the gross income of the employee under Sections 125, 402(g)(3), 402(h), or 403(b) of the Code.

C.   Compensation considered (1.13):

     The compensation of a participant used in determining the amount of contributions and forfeitures, if any, allocable to such participant's account under the plan shall include compensation actually paid to such participant during: [ Select one]

          X    (1)  The plan year. [Note: This option must be
                    elected if the Employer elects for the plan to include a Cash or Deferred Arrangement under item VII below.]

          ____ (2) The taxable year ending with or within the plan year.

          ____ (3) The limitation year ending with or within the plan year.



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VII. CASH OR DEFERRED ARRANGEMENT

A.   ____ The plan shall not include a Cash or Deferred
          Arrangement described in Section 401(k) of the Code
          (2.1).

     [If the above option is selected, do not complete the remaining questions of item VII.]

          X    The plan shall include a Cash or Deferred
               Arrangement described in Section 401(k) of the Code.

               [If the above option is selected, please complete the remaining questions of item VII.]

B.   Elective deferrals (1.20; 2.1):

     (1) Amount of elective deferrals: [Select any applicable options and complete as appropriate]

          A participant may elect to have his compensation (as selected under Item VI. above) reduced by the following percentage or amount per payroll period, as designated in writing to the plan administrator: [Select and complete one or both options below]

          X    (a)  Up to   14%   of the employee's compensation
                    considered under the plan.

          ____ (b)  An amount not in excess of $______.

     (2)  Change of elective deferrals (2.1.1):

          A participant may modify the amount of elective deferrals contributed to the plan on his behalf effective as of the first full payroll period beginning on or after the: [Select one]

          ____ (a)  First day of the next succeeding plan year.

          ____ (b) First day of the plan year and the first day of the seventh month of the plan year.

          X    (c)  First day of the next plan year quarter.

          ____ (d)  First day of the next succeeding month.



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          ____ (e)  Receipt by the Committee of the participant's
                    election to modify the amount of his elective deferrals.

     (3)  Distribution of elective deferrals (3.8; 6.5):

          Elective deferrals (and any qualified non-elective contributions and qualified matching contributions) and income allocable to such amounts shall be distributable upon termination of service, death, or disability, and upon: [Select one or more]

               ____ (a)  No other events.

              X     (b)  Termination of the plan without the
                         establishment of another defined
                         contribution plan (other than an
                         employee stock ownership plan as defined in Section 4975(e) of the Code).

              X     (c)  The disposition by the Employer to an
                         unrelated corporation of substantially
                         all of the assets (within the meaning of section 409(d)(2) of the Code) used in a trade or business of the Employer, where
                         (i) the participant is employed by such
                         trade or business and continues
                         employment with the entity acquiring
                         such assets, and (ii) the Employer
                         continues to maintain the plan after the sale or other disposition.

               X    (d)  The disposition by the Employer to an
                         unrelated entity of the Employer's
                         interest in a subsidiary (within the
                         meaning of section 409(d)(3) of the
                         Code), where (i) the participant is
                         employed by such subsidiary and
                         continues employment with such
                         subsidiary following such sale or other
                         disposition, and (ii) the Employer
                         continues to maintain the plan after the sale or other disposition.

               X    (e)  The participant's attainment of age 59
                         1/2.

               X    (f)  The hardship of the participant as
                         described in Section 6.3 of the plan.
                         [If elected, this option shall not apply to (i) qualified non-elective contributions, (ii) qualified matching contributions, (iii) income allocable to such amounts, or (iv) income allocable to elective deferrals after the end of the last plan year ending before July 1, 1989.]


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C.   Qualified non-elective contributions (1.47; 2.1.5):

     (1) Qualified non-elective contributions made by the Employer to enable the plan to satisfy the actual deferral percentage ("ADP") test and the average contribution percentage ("ACP") test shall be allocated to the accounts of: [Select one]

               ____ (a)  All participants.

               ____ (b)  Only non-highly compensated
                         participants.

               X    (c)  A group of non-highly compensated
                         participants designated by
                         the Committee.

     (2) The formula for allocating qualified non-elective contributions among those participants selected in Item
          VII.C.(1) above shall be as follows: [Select one]

               X    (a)  In the ratio which each participant's
                         compensation for the plan year bears to
                         the total compensation of all
                         participants for such plan year.

               ____ (b) In the ratio which each participant's compensation not in excess of $_______ for the plan year bears to the total compensation of all participants not in excess of $_______ for such plan year.

               ____ (c)  $______ for each participant.

     (3) In order to share in any qualified non-elective contribution made with respect to a plan year, an employee must be a participant during such plan year, and must (2.1.5; 2.1.8): [Select one]

               X    (a)  Fulfill no additional requirements.

               ____ (b)  Complete a year of service within the
                         plan year.

               ____ (c) Be in the service of the Employer on the adjustment date as of which the qualified non-elective contribution is allocated.

               ____ (d) Complete a year of service within the plan year and be in the service of the Employer on the year-end adjustment date as of which the qualified non-elective contribution is allocated.



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D.   Qualified matching contributions (1.46; 2.1.4; 2.3.2):

     (1) Qualified matching contributions made by the Employer to enable the plan to satisfy the ADP test and/or the ACP test shall be allocated to the accounts of: [Select one]

               ____ (a)  All participants who make elective
                         deferrals or employee after-tax
                         contributions for the plan year.

               ____ (b) Only non-highly compensated participants who make elective deferrals or employee after-tax contributions for the plan year.

              X     (c)  A group of non-highly compensated
                         participants designated by the
                         Committee.

     (2) In order to share in any qualified matching contributions made with respect to a plan year, an employee must be a participant with respect to such plan year, and must (2.3.2): [Select one]

               X    (a)  Fulfill no additional requirements.

               ____ (b)  Complete a year of service within the
                         plan year.

               ____ (c) Be in the service of the Employer on the adjustment date as of which the qualified matching contribution is allocated.

               ____ (d) Complete a year of service within the plan year and be in the service of the Employer on the year-end adjustment date as of which the qualified matching contribution is allocated.

VIII.     EMPLOYEE AFTER-TAX CONTRIBUTIONS

A.        X    (1)  Participants shall not be permitted to make
                    employee after-tax contributions to the plan
                    (2.2).

                    [If the above option is selected, do not complete the remaining questions in this item
                    VIII.]

          ____ (2)  Participants shall be permitted to make
                    employee after-tax contributions to the plan.

                    [If the above option is selected, please complete the remaining questions in this item
                    VIII.]



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B.   Amount of employee after-tax contributions (2.2.1): [Select one or both and complete as appropriate]

          A participant may elect to make employee after-tax contributions to the plan each payroll period, subject to the following limitations:

               ____ (a) Up to __% of the employee's compensation considered under the plan.

               ____ (b)  An amount not in excess of $_______.

C.   Change of employee after-tax contributions (2.2.2):

          A participant may modify the amount of his employee after-tax contributions to the plan effective as of the first full payroll period beginning on or after the:
          [Select one]

               ____ (a)  First day of the next following plan
                         year.

               ____ (b) First day of the plan year and the first day of the seventh month of the plan year.

               ____ (c)  First day of the next plan year quarter.

               ____ (d)  First day of the next succeeding month.

               ____ (e)  Receipt by the Committee of the
                         participant's election to modify the
                         amount of his employee after-tax
                         contributions.

D.   Withdrawals from employee after-tax contribution account
     (6.2): [Select one and complete as appropriate]

          ____ (1) Except as otherwise provided in XI. E. or G., amounts allocated to a participant's employee after-tax contribution account shall not be withdrawn prior to his termination of service, death, or disability.

          ____ (2) In addition to any withdrawal rights provided in XI. E. or G., at a participant's request, amounts allocated to his employee after-tax contribution account may be withdrawn prior to his termination of service, death, or disability, subject to the following conditions: [Complete (a); also complete (b) if daily adjustment dates have been selected, also complete (c) through (f) as appropriate]



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                         (a)  A participant may not request more
                              than ______ [not to exceed four]
                              withdrawals during a plan year.

                         (b)  No withdrawal shall exceed
                              ________% of the amount in the
                              participant's employee after-tax
                              contribution account, determined on
                              the date the withdrawal request is
                              actually processed.

                         (c)  No withdrawal shall be made in an
                              amount less than $______ [Insert
                              amount not in excess of $1,000]

                         (d)  No withdrawal may be made until the
                              Participant has taken all available
                              withdrawals from the following
                              accounts:

                         (e)  A withdrawal may only be made if
                              the Participant incurs a financial
                              hardship.  For purposes of this
                              paragraph, a "financial hardship"
                              is defined as .

                         (f)  A participant who receives a
                              withdrawal shall not be eligible to
                              contribute to the plan

                              [Insert type of contribution
                              affected and period of suspension]

IX.  MATCHING CONTRIBUTIONS AND DISCRETIONARY EMPLOYER
     Contributions

A.   Matching contributions (1.36; 2.3):

     ____ The Employer shall not make matching contributions to the plan.

               [If the above option is selected, do not complete the remaining questions in this item IX.A.;
               proceed to item IX.B.]

     X The Employer shall make matching contributions to the plan.

               [If the above option is selected. please complete the remaining questions in this item IX.]

     (1) Employer matching contributions shall be allocated according to the terms of the plan among: [Select one]

          X    (a)  All participants




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          ____ (b)  All participants who are non-highly
                    compensated employees who have made elective deferrals and/or employee after-tax contributions, as appropriate, to the plan for such plan year.

     (2) The amount of matching contributions contributed to the plan by the Employer with respect to each participant's elective deferrals and/or employee after-tax contributions made during a plan year shall equal:
          [Select one or more]

          X    (a)   100%  of the first   3 % of the
                    participant's elective deferrals,

                    ______% of the next ___% of the participant's elective deferrals, and

                    ______% of the remaining ____% of the
                    participant's elective deferrals, but

                    not to exceed a total matching contribution of $_______.

          ____ (b) ____% of the first ____% of the participant's employee after-tax contributions,

                    ______% of the next ___% of the participant's employee after-tax contributions, and

                    ______% of the remaining ____% of the
                    participant's employee after-tax
                    contributions, but

                    not to exceed a total matching contribution of $_______.

          ____ (c) __% of the aggregate of the participant's elective deferrals and employee after-tax contributions, not to exceed the first ___% of the participant's compensation, but not to exceed a total matching contribution of $_________.

          ____ (d) ___% of the first _____% of the aggregate of the participant's elective deferrals and employee after-tax contributions,

                    ___% of the next ___% of the aggregate of the participant's elective deferrals and employee after-tax contributions, and

                    ___% of the remaining ___% of the aggregate of the participant's elective deferrals and employee after-tax contributions, but not to exceed a total matching contribution of $______.




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          ____ (e)  A uniform amount or percentage of elective
                    deferrals and/or employee after-tax
                    contributions determined with respect to each plan year by the Employer prior to the first day of such plan year, but not to exceed a total matching contribution of $_____.

          ____ (f) A uniform amount or percentage of elective deferrals and/or employee after-tax contributions determined each plan year by the Employer in its discretion.

          ____ (g) $_______ for each participant making elective deferrals during the plan year.

          ____ (h) $_______ for each participant making employee after-tax contributions during the plan year.

          ____ (i)  $________ for each participant making
                    elective deferrals and/or employee after-tax contributions during the plan year.

          ____ (j) Such additional amount or percentage as the Employer in its discretion shall determine to be allocated in the same manner as chosen above.

     (3) In order to share in any matching contribution made with respect to a plan year, an employee must be a participant with respect to such plan year, and must (2.3): [Select one]

          X    (a)  Fulfill no additional requirements.

          ____ (b) Either be in the service of the Employer on the adjustment date as of which the matching contribution is allocated, or complete more than 500 hours of service during the plan year.

     (4) ____ The requirements of item IX.A.(3) above shall not apply with respect to a participant who retires, including disability retirement, or dies while in service during a plan year.

          ____ The requirements of item IX.A.(3) above shall apply with respect to a participant who retires, including disability retirement, or dies while in service during a plan year.



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     (5)  Withdrawals from matching contribution account (6.1):
          [Select one]

     X    (a)  Except or otherwise provided in XI.E. or G.,
               amounts allocated to a participant's matching contribution account shall not be withdrawn prior to his termination of service, death, or disability.

     ____ (b) In addition to any withdrawal rights provided in XI.E. or G., at a participant's request, amounts allocated to his matching contribution account may be withdrawn prior to his termination of service, death, or disability, subject to the following conditions: [Complete (i), complete (ii) if daily adjustment dates have been selected, and select
               (iii) or (iv), or both]

               (i)       A participant may not request more than
                         _______ [not to exceed four] withdrawals during a plan year.

               (ii)      No withdrawal shall exceed ______% of
                         the vested amount in the participant's
                         matching contribution account,
                         determined on the date the withdrawal
                         request is actually processed.

          ____ (iii)     The participant must have attained at
                         least the fifth anniversary of his
                         initial participation in the plan.

          ____ (iv)      The participant cannot withdraw any
                         matching contributions that have not
                         been in the plan for at least 2 years
                         unless he has attained at least the
                         fifth anniversary of his initial
                         participation in the plan.

          ____ (v)       The Participant cannot withdraw any
                         matching contributions that have not
                         been in the plan for at least 2 years.

          ____ (vi)      No withdrawal shall be made in an amount
                         less than $______ [Insert amount not in
                         excess of $1,000]

          ____ (vii)     No withdrawal may be made until the
                         Participant has taken all available
                         withdrawals from the following accounts:

          ____ (viii)    A withdrawal may only be made if the
                         Participant incurs a financial hardship.
                         For purposes of this paragraph, a
                         "financial hardship" is defined as
                         [Specify clear, objective criteria for
                         determining a financial hardship that
                         precludes employer discretion]



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          ____ (ix)      A Participant who receives a withdrawal
                         shall not be eligible to contribute to
                         the plan
                         [Insert type of contribution affected
                         and period of suspension.]

B.   Discretionary Employer contributions (2.4; 2.8):

     ____ The Employer shall not make discretionary Employer contributions to the plan.

                    [If the above option is selected, do not complete the remaining questions in this item
                    IX.B.]

     X The Employer may make discretionary Employer contributions to the plan.

               [If the above option is selected, please complete the remaining questions in this item IX.B.]

     (1) Any discretionary Employer contributions made to the plan shall be determined as follows: [Select one and complete as appropriate]

          ____ (a) An amount out of the current or accumulated net profit of the Employer for such year as the Employer in its discretion shall determine.

          ____ (b) ___% of the net profit of the Employer for such year plus such additional amount, if any, out of the current or accumulated net profit of the Employer as the Employer in its discretion shall determine.

          ____ (c) An amount of the net profit of the Employer for such year determined as follows: _____% of the first $______ of such net profit, plus ____% of the next $______ of such net profit, plus _____% of all such net profit over $_______.

          ____ (d) ______% of the net profit of the Employer for such year.

          X    (e)  Such amount as the Employer in its discretion
                    shall determine without regard to current or accumulated net profit.

                         [If option (e) above is selected, do not complete item IX.B.(2) below.]



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     (2)  The Employer's net profit for purposes of determining the amount of any discretionary Employer contribution to the plan shall (1.37): [Select one]

          ____ (a) Exclude a return on the net worth of the Employer of ___% of such net worth.

          ____ (b)  Exclude $______ from such net profit as
                    computed for other purposes.

          ____ (c)  Not provide for any exclusions.

     (3) Discretionary Employer contributions shall be allocated as of the adjustment date for which such contribution was made among the participants entitled to share therein in the manner determined as follows (2.4):
          [Select one]

          X    (a)  The discretionary Employer contribution shall
                    be allocated in the same ratio that each participant's compensation bears to the compensation for all participants entitled to share in such discretionary Employer contribution.

          ____ (b) The discretionary Employer contribution shall be allocated as follows:

                    (i)       If the plan is top-heavy and the
                              minimum allocation is required in
                              this plan, there shall be allocated
                              to the account of each participant
                              (including for this purpose each
                              employee entitled to the minimum
                              allocation provided in Section
                              22.2.1 of the plan) the amount
                              determined by multiplying the
                              minimum allocation percentage times
                              his compensation. [If the plan is
                              not top-heavy, or the minimum
                              allocation is not required in this
                              plan, disregard paragraph (ii)
                              below.]

                    (ii) If any portion of the discretionary Employer contribution shall remain to be allocated, the remaining portion, not exceeding the amount determined by multiplying the minimum allocation percentage times the excess compensation of participants, shall be allocated in the ratio that each participant's excess compensation bears to the excess compensation for all participants, but not in excess of 3% of each participant's compensation. For purposes of this paragraph (ii), in the case of any participants who has exceeded the cumulative permitted disparity limit described below, such participant's total compensation for the plan year will be taken into account.

                    (iii) If any portion of the discretionary Employer contribution shall remain to be allocated, the remaining portion, not exceeding the amount determined by multiplying (a) times
                              (b), where (a) is the
                              profit-sharing disparity rate and
                              (b) is the sum of the compensation
                              plus the excess compensation of
                              participants, shall be allocated in
                              the ratio that the sum of each
                              participant's compensation plus
                              excess compensation bears to the
                              sum of the compensation plus excess
                              compensation for all participants.
                              For purposes of this paragraph
                              (iii), in the case of any
                              participant who has exceeded the
                              cumulative permitted disparity
                              limited described below, two times
                              such participant's total
                              compensation for the plan year will
                              be taken into account.

                    (iv) If any portion of the discretionary Employer contributions shall remain to be allocated, the remaining portion shall be allocated in the ratio that the compensation of each participant bears to the compensation for all participants.

               For this purpose, the following definitions shall apply:

               (a) "Compensation" shall mean compensation as defined in Section 1.13.

               (b) "Excess compensation" shall mean compensation in excess of the integration level.

               (c) "Integration level" shall mean: [Select one and complete as appropriate]

                    ____ (i)      The taxable wage base.

                    ____ (ii)     $________ [a dollar amount less
                                  than the taxable wage base].

                    ____ (iii)     ___% of the taxable wage base
                                   [not to exceed 100%].

               (d) "Maximum profit-sharing disparity rate" shall mean the lesser of 5.7% (or, if greater, the percentage equal to the portion of the rate of tax under Section 3111(a) of the Code (as of the beginning of the plan year) which is attributable to old-age insurance), or the applicable percentage determined in accordance with the following table:

                    (I)  If the integration level is:

                    more than but not more than   the applicable
                                                  percentage is

                    $  0                X                5.7%
                    X of TWB       80% of TWB            4.3%
                    80% of TWB          Y                5.4%

                         X    =    the greater of $10,000 or 20%
                                   of TWB
                         Y    =    any amount more than 80% of
                                   TWB but less than 100% of TWB.

                    (II) If the integration level is equal to the
                         taxable wage base, the applicable
                         percentage is 5.7% (or, if greater, the
                         percentage equal to the portion of the
                         rate of tax under Section 3111(a) of the Code (as of the beginning of the plan year) which is attributable to old-age insurance).

               (e) "Minimum allocation percentage" shall mean the percentage specified in item XVII.B of the Adoption Agreement.

               (f) "Profit-sharing disparity rate" shall mean a percentage equal to ______%. [Insert the desired percentage not to exceed the maximum profit-sharing disparity rate.] If the minimum allocation percentage is allocated in
                    Item IX.B.(3)(b)(i) above, the profit-sharing disparity rate must be reduced (but not below zero) by the minimum allocation percentage before applying Item IX.B.(3)(b)(iii).

               (g) "Taxable wage base" or "TWB" shall mean the maximum amount of earnings which may be considered wages for a year under Section 3121(a)(1) of the Code as in effect as of the first day of the plan year.

               Overall permitted disparity limits

               Annual overall permitted disparity limit:
               Notwithstanding the preceding paragraphs, for any plan year this plan benefits any participant who benefits under another qualified plan or simplified employee pension, as defined in section 408(k) of the Code, maintained by the employer that provides for permitted disparity (or imputes disparity), employer contributions and forfeitures will be allocated to the account of each participant who either completes more than 500 hours of service during the plan year or who is employed on the last day of the plan year in the ratio that such participant's total compensation bears to the total compensation of all participants.

               Cumulative permitted disparity limit: Effective for plan years beginning on or after January 1, 1995, the cumulative permitted disparity limit for a participant is 35 total cumulative permitted disparity years. Total cumulative permitted years means the number of years credited to the participant for allocation or accrual purposes under this plan, any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the employer. For purposes of determining the participant's cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. If the participant has not benefited under a defined benefit or target benefit plan for any year beginning on or after January 1, 1994, the participant has no cumulative disparity limit.

          ____ (c)  Each such participant shall receive an
                    allocation of $________.

     (4) In order to share in any discretionary Employer contribution made with respect to a plan year, an employee must be a participant during such plan year, must not have a break in service during such plan year, and must (2.4): [Select one]

          ____ (a)  Fulfill no additional requirements.

          ____ (b) Either be in the service of the Employer on the last day of such plan year, or complete more than 500 hours of service during such plan year.

          X    (c)  Complete a year of service within the plan
                    year and be in the service of the Employer on the last day of such plan year. [If this item
                    IX.B.(4)(d) is selected, the condition that an employee complete a year of service within the plan year will not apply in any plan year in which the plan is top-heavy.]

     (5)  X    The requirements of item IX.B.(4) above shall not
               apply with respect to a participant who retires, including disability retirement, or dies while in service during a plan year.

          ____ The requirements of item IX.B.(4) above shall apply with respect to a participant who retires, including disability retirement, or dies while in service during a plan year.

     If the Employer does not elect under item XII.C below to apply forfeitures to reduce future discretionary Employer contributions, forfeitures of discretionary Employer contributions shall be allocated to the accounts of participants eligible to share in discretionary Employer contributions for a plan year in the same manner as the Employer shall elect above.

     (6) Withdrawals from discretionary Employer contribution account (6.1): [Select one]

          X    (a)  Except as otherwise provided in XI.E. or G.,
                    amounts allocated to a participant's
                    discretionary Employer contribution account shall not be withdrawn prior to his termination of service, death, or disability.

          ____ (b) In addition to any withdrawal rights provided in XI.E. or G., at a participant's request, amounts allocated to his discretionary Employer contribution account may be withdrawn prior to his termination of service, death, or disability, subject to the following conditions: [Complete (i), complete
                    (ii) if daily adjustment dates have been selected, and select (iii) or (iv), or both]

                    (i)       A participant may not request more
                              than _____ [not to exceed four]
                              withdrawals during a plan year.

                    (ii)      No withdrawal shall exceed ______%
                              of the vested amount in the
                              participant's discretionary
                              Employer contribution account,
                              determined on the date the
                              withdrawal request is actually
                              processed.

          ____      (iii)     The participant must have attained
                              at least the fifth anniversary of
                              his initial participation in the
                              plan.

          ____      (iv)      The participant cannot withdraw any
                              discretionary Employer
                              contributions that have not been in
                              the plan for at least 2 years
                              unless he has attained at least the
                              fifth anniversary of his initial
                              participation in the plan.

          ____      (v)       The Participant cannot withdraw any
                              discretionary contributions that
                              have not been in the plan for at
                              least 2 years.

          ____      (vi)      No withdrawal shall be made in an
                              amount less than $_____ [Insert
                              amount not in excess of $1,000]

          ____      (vii)     No withdrawal may be made until the
                              Participant has taken all available
                              withdrawals from the following
                              accounts: ________________________
                              __________________________________

          ____      (viii)    A withdrawal may only be made if
                              the Participant incurs a financial
                              hardship.  For purposes of this
                              paragraph, a "financial hardship"
                              is definedas
                              [Specify clear, objective criteria
                              for determining a financial
                              hardship that precludes employer
                              discretion]

          ____      (ix)      A Participant who receives a
                              withdrawal shall not be eligible to
                              contribute to the plan ____________
                              [Insert type of contribution
                              affected and period of suspension.]

X.   ADJUSTMENT DATE AND METHOD

A. The separate accounts of each participant shall be adjusted on the last day of each plan year and such other times as may be designated below (1.4; 7; 8.1.2): [Select any additional dates desired]

     ____ (1)  The last day of each month during the plan year.

     ____ (2) The last day of each third month during the plan year.

     ____ (3) The last day of each sixth month during the plan year.

     ____ (4)  The last day of each week during the plan year.

     X    (5)  On each day shares are traded on a national stock
               exchange, except for regularly scheduled holidays of the Sponsor or Trustee ("daily adjustment dates").

B. The separate accounts of each participant shall be adjusted as of each adjustment date under the method designated below
     (7): [Select one. Note: Item X.B.(2) below must be elected if the Employer chooses daily adjustment dates in item X.A.(5) above.]

     ____ (1)  Balance forward method.

               (a) Payments: Prior to the allocation of net income or loss of the trust, there shall be subtracted from the account any payments made from the account subsequent to the preceding adjustment date.

               (b) Forfeitures: Prior to the allocation of net income or loss of the trust, there shall be subtracted from the account any amounts forfeited by the participant pursuant to
                    Section 5.3 or Section 23 of the plan
                    subsequent to the preceding adjustment date.

               (c) Loans: Prior to the allocation of net income or loss of the trust, there shall be subtracted from the account the total amount of any loans made from such account subsequent to the preceding adjustment date.

               (d) Elective deferrals: Prior to the allocation of net income or loss of the trust, there shall be added to the participant's elective deferral account ___% [indicate a percentage not to exceed 100%] of any elective deferrals made by the participant subsequent to the preceding adjustment date. After the allocation of net income or loss of the trust, there shall be added to the participant's elective deferral account any elective deferrals made subsequent to the preceding adjustment date that were not added in by the preceding sentence.

               (e) Employee after-tax contributions: Prior to the allocation of net income or loss of the trust, there shall be added to the participant's employee after-tax contribution account _____% [indicate a percentage not to exceed 100%] of any employee after-tax contributions made by the participant subsequent to the preceding adjustment date. After the allocation of net income or loss of the trust, there shall be added to the participant's employee after-tax contribution account any employee after-tax contributions made subsequent to the preceding adjustment date that were not added in by the preceding sentence.

               (f)  Employer contributions:

                    (i)       Prior to the allocation of net
                              income or loss of the trust, there
                              shall be added to the participant's
                              matching contribution account ____%
                              [indicate a percentage not to
                              exceed 100%] of the Employer
                              matching contributions made on the
                              participant's behalf subsequent to
                              the preceding adjustment date.
                              After the allocation of net income
                              or loss of the trust, there shall
                              be added to the participant's
                              matching contribution account any
                              Employer matching contributions
                              made on the participant's behalf
                              subsequent to the preceding
                              adjustment date that were not added
                              in by the preceding sentence.

                    (ii)      Prior to the allocation of net
                              income or loss of the trust, there
                              shall be added to the participant's
                              discretionary Employer contribution
                              account _____% [indicate a
                              percentage not to exceed 100%] of
                              the discretionary Employer
                              contributions made on the
                              participant's behalf subsequent to
                              the preceding adjustment date.
                              After the allocation of net income
                              or loss of the trust, there shall
                              be added to the participant's
                              discretionary Employer contribution
                              account any discretionary Employer
                              contributions made on the
                              participant's behalf subsequent to
                              the preceding adjustment date that
                              were not added in by the preceding
                              sentence.

                    (iii)     Prior to the allocation of net
                              income or loss of the trust, there
                              shall be added to the participant's
                              qualified matching contribution
                              account ___% [indicate a percentage
                              not to exceed 100%] of the Employer
                              qualified matching contributions
                              made on the participant's behalf
                              subsequent to the preceding
                              adjustment date.  After the
                              allocation of net income or loss of
                              the trust, there shall be added to
                              the participant's qualified
                              matching contribution account any
                              Employer qualified matching
                              contributions made on the
                              participant's behalf subsequent to
                              the preceding adjustment date that
                              were not added in by the preceding
                              sentence.

                    (iv)      Prior to the allocation of net
                              income or loss of the trust, there
                              shall be added to the participant's
                              qualified non-elective contribution
                              account ___% [indicate a percentage
                              not to exceed 100%] of the Employer
                              qualified non-elective
                              contributions made on the
                              participant's behalf subsequent to
                              the preceding adjustment date.
                              After the allocation of net income
                              or loss of the trust, there shall
                              be added to the participant's
                              qualified non-elective contribution
                              account any Employer qualified
                              non-elective contributions made on
                              the participant's behalf subsequent
                              to the preceding adjustment date
                              that were not added in by the
                              preceding sentence.

               (g) Loan repayments: Prior to the allocation of net income or loss of the trust, there shall be added to the participant's account ___% [indicate a percentage not to exceed 100%] of any loan repayments, including interest, made by the participant subsequent to the preceding adjustment date. After the allocation of net income or loss of the trust, there shall be added to the participant's account any loan repayments, including interest, made by the participant subsequent to the preceding adjustment date that were not added in the preceding sentence.

               (h) Employee rollovers: Prior to the allocation of net income or loss of the trust, there shall be added to the participant's rollover account ___% [indicate a percentage not to exceed 100%] of any rollover contributions made subsequent to the preceding adjustment date. After the allocation of net income or loss of the trust, there shall be added to the participant's rollover account any rollover contribution made subsequent to the preceding adjustment date that were not added in by the preceding sentence.

               (i) Direct transfers: Prior to the allocation of the net income or loss of the trust, there shall be added to the participant's direct transfer account ____% [indicate a percentage not to exceed 100%] of any amounts transferred to the plan on behalf of the participant pursuant to Section 18 of the plan subsequent to the preceding adjustment date. After the allocation of net income or loss of the trust, there shall be added to the participant's direct transfer account any amounts directly transferred to the plan on behalf of the participant subsequent to the preceding adjustment date that were not added in by the preceding sentence.

               (j)  Reallocation of forfeitures: After the
                    allocation of net income or loss of the
                    trust, there shall be added to the
                    participant's matching contribution account and/or discretionary Employer contribution account, as applicable, any forfeitures derived from matching contributions and/or discretionary Employer contributions in the manner prescribed by Section 5.3 or Section 23 of the plan.

               (k) Net income or loss: There shall be credited or debited to each separate account that portion of the net income or net loss of the trust since the last preceding adjustment date which the basic credit as of the last preceding adjustment date, as adjusted in the manner prescribed in the above paragraphs, bears to the total of all the basic credits as of such preceding adjustment date, as so adjusted. The net income or net loss of the trust shall be ascertained by the Trustee and shall mean the profits and income actually realized and received, less the losses and expenses actually incurred and paid, plus any net increase or minus any net decrease in the fair market value of the assets of the trust not actually realized and received or incurred and paid. Net income or net loss shall not include elective deferrals, qualified non-elective contributions, employee after-tax contributions, matching contributions, qualified matching contributions, or discretionary Employer contributions. In ascertaining such value, the expense of liquidation shall not be taken in account. "Basic credit as of the last preceding adjustment date" shall be such credit after the adjustments described in the above paragraphs have been made. Any qualified nonelective contributions, matching contributions, qualified matching contributions, or discretionary Employer contributions made after the close of a plan year, but allocated to a participant's account as of the last day of such prior plan year, shall be considered part of the basic credit, as of the adjustment date immediately preceding the date such contributions are actually made. For purposes of this paragraph, to the extent a participant's account shall be invested in a group annuity contract or guaranteed investment contract issued by a legal reserve life insurance company, such contracts shall be valued using an estimated daily earnings rate, if accurate earnings are not otherwise available to the Committee. The determination of net income or net loss to be allocated to the separate accounts of a participant shall be further subject to the requirements of Section 8 of the plan to the extent such accounts are subject to the participant's investment direction.

               (l) Employee buyback: After the allocation of net income or loss of the trust, there shall be added to the participant's account any amounts repaid by the participant in order to restore his account pursuant to Section 5.3 of the plan.

               (m) Transfer of investment: Any change in the investment direction by the participant shall become effective on each adjustment date after all adjustments above have been made. There shall be added or subtracted any amounts transferred from one investment fund to another.

       X (2) Unit adjustment method. [This option must be elected if the Employer chooses daily adjustment dates in item X.A.(4) above.]

          The value of each participant's account shall be converted to units or shares. Thereafter, when the participant's account is credited with an allocation of any employee and/or Employer contributions, direct transfers from another qualified plan, rollover contributions, principal and interest payments on any loans made to the participant, and/or reallocated forfeitures in accordance with the terms of the plan, the value of such allocation shall be used to purchase units or shares and added to such participant's account. When any distributions, participant loans, withdrawals, transfers between investment funds, and/or administrative fees are charged against the participant's account in accordance with the terms of the plan, the number of units or shares equal in value to the amount paid from the participant's account shall be deducted from the outstanding units or shares.

XI.  DISTRIBUTIONS TO PARTICIPANTS

A.   Normal retirement age shall mean the date a participant
     (1.38; 3.1): [Select one and complete as appropriate]

     X    (1)  Attains age   65   [not to exceed 65].

     ____ (2)  Attains age ____ [not to exceed 65] or the ____
               [not to exceed fifth] anniversary of the first day of the plan year in which the participant commenced his participation in the plan.

B.   Early retirement (3.2): [Select one]

     ____ (1) Early retirement shall not be applicable under the plan.

     X    (2)  A participant may elect to retire prior to his
               normal retirement date as of the first day of any calendar month following his: [Select one and complete as appropriate]

          ____ (a)  Attainment of age ____.

          ____ (b)  Completion of ____ years of service.

          X    (c)  Attainment of age   55   and completion of
                    5    years of service.

C.   Distributions to terminated participants (3.6):

     A participant who terminates service before he is eligible to retire may elect to have his vested accrued benefit valued as of the adjustment date specified below (the "termination adjustment date") and distributed as soon as practicable thereafter: [Select one]

     ____ (1) The adjustment date coincident with or next following the termination of service of the participant.

     ____ (2) The adjustment date coincident with the close of the plan year in which the participant incurs a one year break in service.

     ____ (3) The adjustment date coincident with the close of the plan year in which the participant incurs five consecutive one year breaks in service.

     ____ (4) The adjustment date coincident with or next following the normal retirement date of the participant.

     ____ (5) The adjustment date next preceding the termination of the participant; provided that such participant's vested accrued benefit shall include any elective deferrals and employee after-tax, contributions made and attributable to the period after such adjustment date and allocable to the participant's account, but shall not include any earnings or losses thereon after such adjustment date.

                    [Note: If option (5) above is elected and the participant is entitled to an allocation of qualified non-elective contributions, matching contributions, qualified matching contributions, or discretionary Employer contributions under the plan for any period after his termination adjustment date, an additional distribution of the vested portion of any such contribution shall be made to the participant as soon as practicable after the adjustment date as of which such contributions are made.]

          [Note: A prior plan cannot be amended to eliminate or reduce an existing optional form of benefit, including payment schedule, time of commencement, and medium of distribution.]

     X    (6)  The adjustment date the distribution is actually
               processed. [This item must be selected if daily adjustment dates have been elected.]

D.   Segregation of terminated participant's vested benefit
     (3.6.3): [Select one]

     [Complete this item XI.D only if a participant is not permitted to direct the investment of his entire account.]

     ____ (1) The Trustee shall not segregate for investment purposes that portion of the terminated participant's vested accrued benefit which is not credited to his directed separate accounts (as defined in Section 8.1).

     X    (2)  The Trustee shall segregate for investment
               purposes that portion of the terminated
               participant's vested accrued benefit which is not credited to his directed separate accounts (as defined in Section 8.1). The segregated portion shall be held in a deferred payment account pursuant to Section 3.6.3.

E.   Distributions on or after attainment of age 59 1/2 (6.4):

     [If you select this option a participant may withdraw all or any portion of his account on or after attaining age 59 1/2, regardless of whether he is still in service.]

     X If this option is selected, a participant may withdraw all or any portion of the following separate accounts which are a part of his entire account on or after attainment of age 59 1/2, provided that a participant may
          not request more than   4    [not to exceed four]
          withdrawals during a plan year. [Select one or more]

          X    (a)  the discretionary Employer contribution
                    account;

          X    (b)  the mandatory contribution account;

          X    (c)  the elective deferral account;

          X    (d)  the qualified non-elective contribution
                    account;

          X    (e)  the employee after-tax contribution account;

          X    (f)  the matching contribution account;

          X    (g)  the qualified matching contribution account;

          X    (h)  the rollover account; and

          X    (i)  the direct transfer account.

F.   Determination of life expectancies for minimum distributions
     (4.4):

     Required minimum distributions under Section 4.4 will be determined based on the life expectancy of: [Select one]

          X    (1)  The participant only.

          ____ (2) The participant and his or her designated beneficiary.

G.   Hardship withdrawals (6.5):  [Select one]

          ____ (1) Hardship distributions shall not be permitted under the plan.

          X    (2)  Hardship distributions shall be permitted
                    under the plan. Hardship distributions shall be available from the vested portion of the following accounts of the participant:
                    [Select one]

               ____ (a)  All of his accounts (other than his
                         qualified matching contribution account
                         and his qualified non-elective
                         contribution account);

               ____ (b)  His elective deferral account only
                         (excluding earnings credited as of any
                         plan year ending after July 1, 1989);

               X    (c)  The elective deferrals credited to his
                         elective deferral account only
                         (excluding all earnings).

H.   Mode of distribution (4.1):

     All distributions pursuant to Section 4.1.1 of the plan shall be made in accordance with one of the following optional forms of payment. [Select one or more]

          X    (1)  Term certain as described in 4.1.1(i).

          X    (2)  Lump sum as described in 4.1.1(ii).

XII. VESTING OF MATCHING AND DISCRETIONARY EMPLOYER CONTRIBUTIONS

A.   Vesting schedule (2.3.4; 2.4; 5.1; 5.2):

     The nonforfeitable percentage of each participant in his matching contribution account and discretionary Employer contribution account shall be determined according to the following schedules: [Select one]

     x    (1)  100% vesting after    5    [not to exceed 5] years
               of service for the discretionary employer contribution account. Participants with at least one year of vesting credit in the DST Systems profit sharing and 401(k) plans shall continue to be credited with that vested percent, and shall earn an additional year of vesting according to the DST Systems plans vesting schedule until they shall attain 5 years of service, when they shall become 100% vested in their employer discretionary profit sharing account.

     ____ (2)  Number of Years          Vesting
               of Service               Percentage

               Less than 1              _____
               1                        _____
               2                        _____
               3                        _____ (at lease 20%)
               4                        _____ (at least 40%)
               5                        _____ (at least 60%)
               6                        _____ (at least 80%)
               7 or more                _____%

     X    (3)  Immediate 100% vesting for the employer matching
               contribution account.

B.   Years of service counted for vesting purposes (1.62; 5.2):

     All years of service with the Employer shall be counted to determine the vested percentage of the participant's accrued benefit derived from matching contributions and discretionary Employer contributions except: [Select the desired exclusions, if any]:

     X    (1)  No exclusions.

     ____ (2)  Years of service before age         [not to exceed
               age 18].

     ____ (3) Years of service during a period for which the participant made no mandatory contributions, if required under a prior plan.

     ____ (4) Years of service before the Employer maintained this plan.

     ____ (5) Years of service before January 1, 1971, unless the employee has had at least three years of service after December 31, 1970.

     ____ (6) Years of service before the effective date of ERISA, if such service would have been disregarded under the break in service rules of a prior plan in effect from time to time before such date. For this purpose, the break in service rules are rules which result in the loss of prior vesting or benefit accruals, or which deny an employee eligibility to participate, by reason of separation or failure to complete a required period of service within a specified period of time.

     ____ (7) Years of service before a participant's one year break in service, provided that the participant shall be credited with such years of service upon his completion of a year of service following his date of reemployment.

C. Allocation of forfeitures of matching contributions and discretionary Employer contributions (5.3): [Select one]

     [Note: Forfeitures of excess aggregate contributions shall be treated in the same manner as elected in this item XII.C. with respect to forfeitures of matching contributions, except that if such forfeitures are reallocated, they shall only be reallocated among the accounts of non-highly compensated participants.]

     ____ (1) All forfeitures of matching contributions shall be reallocated to the matching contribution account of each participant eligible to share in matching contributions for the plan year in which the forfeiture occurs in the same proportion that the matching contributions allocated to the participant's matching contribution account bears to the matching contributions allocated to the matching contribution accounts of all participants eligible to share in such matching contributions for such plan year. All forfeitures of discretionary Employer contributions under the plan shall be reallocated to the discretionary
               Employer contribution account of all participants who are entitled to share in such discretionary
               Employer contributions for the plan year in which the forfeiture occurs in the same proportion that the discretionary Employer contributions allocated under the plan for such plan year (or would have been allocated if a contribution had been made).

     ____ (2) All forfeitures of matching contributions and discretionary Employer contributions under the plan shall be allocated to a participant's discretionary Employer contribution account in the same ratio that each participant's compensation bears to the compensation for all participants entitled to share in the discretionary Employer contributions.

     X    (3)  All forfeitures of matching contributions and
               discretionary Employer contributions under the plan shall be applied to reduce future matching and discretionary Employer contributions, if any.

     ____ (4) All forfeitures of matching contributions under the plan shall be applied to reduce future matching contributions, if any. All forfeitures of discretionary Employer contributions under the plan shall be reallocated among all participants who are entitled to share in such discretionary Employer contributions for the plan year in which the forfeiture occurs in the same manner as discretionary Employer contributions are allocated under the plan for such plan year (or would have been allocated if a contribution had been made).

XIII.     PARTICIPANT LOANS

A.   Permissibility of participant loans (6.4):  [Select one]

     ____ Loans to participants or beneficiaries shall not be permitted under the plan.

               [If the above option is selected, do not complete the remaining question in this item XIII.]

     X Loans to participants or beneficiaries (but not owner-employees or shareholder-employees of S corporations) shall be permitted under the plan.

               [If the above option is selected, please complete the remainder of this item XIII as applicable.]

B.   Amount of participant loans:

     The minimum amount of a participant loan that may be obtained under the plan shall be: [Select one]

     ____ (1)  $500

     X    (2)  $1,000.

C.   Sources of participant loans:

     The principal amount of a participant loan may be obtained from the vested portion of the following accounts of the participant: [Select one]

     X    (1)  His entire account (other than his deductible
               contribution account).

     ____ (2)  His elective deferral account only.

     ____ (3) The following separate accounts which are a part of his entire account:
               [Select one or more]

          ____ (a)  the discretionary Employer contribution
                    account;

          ____ (b)  the mandatory contribution account;

          ____ (c)  the elective deferral account;

          ____ (d)  the qualified non-elective contribution
                    account;

          ____ (e)  the employee after-tax contribution account;

          ____ (f)  the matching contribution account;

          ____ (g)  the qualified matching contribution account;

          ____ (h)  the rollover account; and

          ____ (i)  the direct transfer account.

D.   Loans from separate accounts invested in Employer stock:
[Select one]

     ____ (1) Notwithstanding the above, amounts allocated to a participant's separate account that are required to be invested or reinvested in Employer stock shall not be sold or applied to fund the principal amount of a participant loan under the plan.

     ____ (2) Amounts allocated to a participant's separate account that are required to be invested or reinvested in Employer stock may be sold or applied to fund the principal amount of a participant loan under the plan.

XIV. PARTICIPANT DIRECTED INVESTMENTS

A.   Permissibility of participant directed investments (8. 1):
     [Select one. If option (3) is selected, complete option (3) as instructed.]

     ____ (1) Each participant shall not be permitted to direct the investment or reinvestment of any portion of his account.

               [If the above option is selected, do not complete the remaining questions in this item XIV.]

     ____ (2) Each participant shall be permitted to direct the investment and reinvestment of his entire account among the directed investment funds, including, if elected by the Employer in item XV below, the Employer stock fund.

               [If the above option is selected, please complete the remaining questions in this item XIV. See item XV below for an election to permit directed investments in Employer stock.]

     X    (3)  Each participant shall be permitted to direct the
               investment and reinvestment of one or more of the following separate accounts, which are a part of his entire account, among the directed investment funds, including, if elected by the Employer in item XV below, the Employer stock fund: [Select one or more as desired]

          ____ (a)  the discretionary Employer contribution
                    account;

          ____ (b)  the deductible contribution account;

          ____ (c)  the mandatory contribution account;

          X    (d)  the elective deferral account;

          ____ (e)  the qualified non-elective contribution
                    account;

          ____ (f)  the employee after-tax contribution account;

          X    (g)  the matching contribution account;

          ____ (h)  the qualified matching contribution account.

          X    (i)  the rollover account; and

          ____ (j)  the direct transfer account.

               [If the above option is selected, please complete the remaining questions in this item XIV. See item XV below for an election to permit directed investments in Employer stock.]

B.   Direction by terminated participants and beneficiaries
(3.6.3; 8.1): [Select one]

     X    (1)  Following a participant's termination of service
               for any reason, such participant or his
               beneficiary shall not be entitled to continue to direct the investment of the participant's directed separate accounts. If the participant's vested accrued benefit will be held under the plan for future payment to him or his beneficiary pursuant to Section 3.6.3, Section 4.1, or Section
               4.2, the amounts credited to the participant's directed separate accounts will be transferred as of the adjustment date coincident with or next following the date of his termination of service to the most conservative directed investment fund as designated by the Committee.

     ____ (2) Following a participant's termination of service for any reason, such participant or his beneficiary shall be entitled to continue to direct the investment of the participant's directed separate accounts until the participant's benefit is paid to him or his beneficiary in full as provided in Section 3.6.3, Section 4.1, or
               Section 4.2.

C.   Allocation among investment funds (8.1.3; 8.1.4):

     Each participant shall be permitted to direct the investment of future contributions allocated to his directed separate accounts among the available directed investment funds in multiples of the following percentage: [Select one and complete, if necessary]

     X    (1)  10%

     ____ (2)  25%

     ____ (3) _____% [Insert any whole percentage that divides evenly into 100]

     Each participant shall be permitted to reallocate the amounts credited to his directed separate accounts among the available directed investment funds as follows: [Select one or more and complete as appropriate]

     X    (1)  In multiples of the following percentage:

          X    (a)  10%

          ____ (b)  25%

          ____ (c) _____% [Insert any whole percentage that divides evenly into 100].

     ____ (2)  In units.

     ____ (3)  In dollars.

D.   Frequency of investment directions (8.1.3; 8.1.4):

     Each participant shall be permitted to change his direction of the future contributions allocated to his directed separate accounts or to reallocate the amounts credited to his directed separate accounts among the available directed investment funds as of the following adjustment dates:
     [Select one. Note: The dates selected under this item XIV.D should coincide with the adjustment date(s) selected in item X.A above. Participants should not be permitted to give investment directions more frequently than the adjustment dates selected for the plan.]

     X    (1)  Each day during the plan year.

               [Note: Item XIV.D(1) above should not be elected unless daily adjustment dates have been elected.]

     ____ (2)  The last day of each month during the plan year.

     ____ (3) The last day of each third month during the plan year.

     ____ (4) The last day of each sixth month during the plan year.

     ____ (5)  The last day of each week during the plan year.

     ____ (6)  The last day of each plan year.

     ____ (7)  Other:

               _________________________________________________


               _________________________________________________

XV.  INVESTMENTS IN EMPLOYER STOCK

A.   Permissibility of investments in Employer stock (1.26; 9;
     20). [Select one]

     X    (1)  The Trustee shall not be authorized to invest plan
               assets in Employer stock.

               [If the above option is selected, do not complete the remaining questions in this item XV.]

     ____ (2) The Committee shall be authorized to direct the Trustee to invest and reinvest plan assets in shares of Employer stock as a general investment of the trust in accordance with Section 20.

               [Note: This option should be selected if the Employer does not intend to make matching contributions and/or discretionary Employer contributions to the plan in shares of Employer stock and participants are not permitted to direct the investment of any portion of their accounts (i.e., if item XIV.A.(1) above was selected).]

                    [If the above option is selected, do not complete the remaining questions in this item
                    XV.]

     ____ (3) The Committee shall be authorized to direct the Trustee to establish an Employer stock fund (as described in Section 9.1) for the purpose of receiving and holding any shares of Employer stock contributed to the plan as matching contributions and/or discretionary Employer contributions.

               [Note: This option should be selected if the Employer intends to make matching contributions and/or discretionary Employer contributions to the plan in shares of Employer stock.]

     If this option (3) is selected and participants are permitted to direct the investment of any portion of their accounts among the other directed investment funds (i.e., if either item XIV.A.(2) or item XIV.A.(3) above was selected), select one of the following additional options:

          ____ (A) Each participant shall not be permitted to direct the investment or reinvestment of any portion of his account in the Employer stock fund.

          ____ (B) Each participant shall be permitted to direct the investment and reinvestment of his entire account in the Employer stock fund.

          ____ (C) Each participant shall be permitted to direct the investment and reinvestment of one or more of the following separate accounts which are a part of his entire account in the Employer stock fund: [Select one or more as desired]

               ____ (a)  the discretionary Employer contribution
                         account;

               ____ (b)  the deductible contribution account;

               ____ (c)  the mandatory contribution account;

               ____ (d)  the elective deferral account;

               ____ (e)  the qualified non-elective contribution
                         account;

               ____ (f)  the employee after-tax contribution
                         account;

               ____ (g)  the matching contribution account;

               ____ (h)  the qualified matching contribution
                         account;

               ____ (i)  the rollover account; and

               ____ (j)  the direct transfer account.

                    [If item XV.A.(3) is selected, please
                    complete the remaining questions in this item
                    XV.]

     ____ (4) The Committee shall be authorized to direct the Trustee to establish an Employer stock fund (as described in Section 9.1) for the purpose of allowing participants to direct the investment or reinvestment of all or a portion of their accounts in Employer stock as designated below.

               [Note: This option should be selected if the Employer does not intend to make matching contributions and/or discretionary Employer contributions to the plan in shares of Employer stock, but wants to permit participants to invest and reinvest all or a portion of their accounts in Employer stock.]

     If this item XV.A.(4) is selected, select one of the following additional options:

          ____ (A) Each participant shall be permitted to direct the investment or reinvestment of his entire account in the Employer stock fund.

          ____ (B) Each participant shall be permitted to direct the investment and reinvestment of one or more of the following separate accounts, which are a part of his entire account, in the Employer stock fund: [Select one or more as desired]

               ____ (a)  the discretionary Employer contribution
                         account;

               ____ (b)  the deductible contribution account;

               ____ (c)  the mandatory contribution account;

               ____ (d)  the elective deferral account;

               ____ (e)  the qualified non-elective contribution
                         account;

               ____ (f)  the employee after-tax contribution
                         account;

               ____ (g)  the matching contribution account;

               ____ (h)  the qualified matching contribution
                         account;

               ____ (i)  the rollover account; and

               ____ (j)  the direct transfer account.

                    [If this item XV.A.(4) is selected, please complete the remaining questions in this item
                    XV.]

B.   Medium of payment (4.8).

     To the extent amounts allocated to a participant's separate account are invested in Employer stock, the distribution of such amounts shall be made in: [Select one]

          ____ (1)  Cash.

          ____ (2)  Shares of Employer stock.

          ____ (3) Cash or shares of Employer stock, as elected by the participant or beneficiary.

     [If item XV.B.(1) is selected, please proceed to item XV.D.
     Do not complete item XV.C.]

C.   Right of first refusal (9.3): [Select one]

          ____ (1) Any participant who receives a distribution of Employer stock under the plan and desires to dispose of such Employer stock shall not be required to first offer to sell such Employer stock to the Employer.

          ____ (2) Any participant who receives a distribution of Employer stock under the plan and desires to dispose of such Employer stock shall be required to first offer to sell such Employer stock to the Employer.

D.   Voting of Employer stock (9.4).

     (1)  Readily tradable Employer stock (9.4.1): [Select one]

          [Complete this item XV.D.(1) only if the Employer stock held by the Trustee is readily tradable on an established market. If it is not readily tradable, please proceed to item XV.D.(2). See Section 9.4.1 for a definition of "readily tradable on an established market."]

          ____ (a) Each participant or his beneficiaries shall not be entitled to direct the Trustee as to the manner in which shares of Employer stock allocated to the participant's separate accounts shall be voted with respect to any corporate matter that involves voting the Employer stock allocated to the participant's separate accounts.

          ____ (b) Each participant or his beneficiaries shall be entitled to direct the Trustee as to the manner in which shares of Employer stock allocated to the participant's separate accounts shall be voted with respect to any corporate matter that involves voting the Employer stock allocated to the participant's separate accounts.

               [Note: It may be advisable to amend this item XV.D if the Employer stock allocated to a participant's separate accounts should become not readily tradable in the future.]

     (2) Not readily tradable Employer stock (9.4.2): [Select one]

          [Complete this item XV.D.(2) only if the Employer stock held by the Trustee is not readily tradable on an established market.]

          ____ (a) Each participant or his beneficiaries shall not be entitled to direct the Trustee as to the manner in which shares of Employer stock allocated to the participant's separate accounts shall be voted with respect to any corporate matter that involves voting the Employer stock allocated to the participant's separate accounts.

          ____ (b) Each participant or his beneficiaries shall be entitled to direct the Trustee as to the manner in which shares of Employer stock allocated to the participant's separate accounts shall be voted with respect to any corporate matter that involves voting the Employer stock allocated to the participant's separate accounts.

          ____ (c) Each participant or his beneficiaries shall be entitled to direct the Trustee as to the manner in which shares of Employer stock allocated to the participant's separate accounts shall be voted with respect to any corporate matter involving the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, or sale of substantially all of the assets of the Employer's trade or business.

          [Note: It may be advisable to amend this item XV.D if the Employer stock allocated to a participant's separate accounts should become readily tradable in the future.]

XVI. ROLLOVERS

A.   Permissibility of rollovers to the plan (19.1): [Select one]

     ____ Rollovers to the plan shall not be permitted.

                    [If the above option is selected, do not complete the remaining question in this item
                    XVI.]

     X Rollovers to the plan shall be permitted by the individuals designated in item XVI.B below.

                    [If the above option is selected, please complete item XVI.B.]

B.   Persons eligible to make rollovers to the plan (19.1):
[Select one.]

     ____ All employees eligible to participate in the plan under
          Item IV.A, including employees who have not completed the participation requirements under the plan.

     X    All participants.

C.   Withdrawals from rollover account: [Select one]

     X    (a)  Except as otherwise provided in XI. E. or G.,
               amounts allocated to a participant's rollover account shall not be withdrawn prior to his termination of service, death, or disability.

     ____ (b)  In addition to any withdrawal rights provided in
               XI. E. or G., at a participant's request, amounts allocated to his rollover contribution account may be withdrawn prior to his termination of service, death, or disability, subject to the following conditions: [Complete (i); also complete (b) if daily adjustment dates have been selected; also complete (iii) through (v) as appropriate]

               (i)       A participant may not request more than
                         ___ [not to exceed four] withdrawals
                         during a plan year.

               (ii) No withdrawal shall exceed _____% of the amount in the participant's rollover contribution account, determined on the date the withdrawal request is actually processed.

               (iii) No withdrawal shall be made in an amount less than $________ [Insert amount not in excess of $1,000]

               (iv)      No withdrawal may be made until the
                         Participant has taken all available
                         withdrawals from the following accounts:


               (v)       A withdrawal may only be made if the
                         Participant incurs a financial hardship.
                         For purposes of the paragraph, a
                         "financial hardship" is defined as .

XVII.     TOP-HEAVY PROVISIONS

A.   Top-heavy ratio (22.1.7):

     For purposes of establishing present value to compute the top-heavy ratio, any benefit shall be discounted only for interest and mortality based on the following: [Complete both]

     (1)  Interest rate:   8  %

     (2)  Mortality table:     UP '84

B.   Minimum top-heavy allocations (22.2.1):

     For purposes of minimum top-heavy allocations, contributions
     and forfeitures equal to   3  % of each non-key employee's
     compensation will be allocated to the employee's account when the plan is top-heavy.

          [Insert a percentage that is not less than 3%; provided that "0" may be inserted if the minimum allocation will be provided to participants under any other plan or plans of the Employer. If permitted pursuant to
          Section 22.2.1 of the plan, such percentage shall in no event exceed the largest percentage of Employer contributions and forfeitures allocated on behalf of any key employee. Neither elective deferrals nor matching contributions may be taken into account for the purpose of satisfying the minimum top-heavy allocation requirement. The Employer may attach additional provisions as necessary to satisfy Section 416 of the Code because of the required aggregation of multiple plans.]

C.   Top-heavy vesting schedule (22.2.2):

     [Complete this question if option (3) of item XII.A is not selected and either (a) option (1) of item XII.A is selected and the number of years of service is greater than three, or
     (b) option (2) of item XII.A is selected and the vested percentage for any year under such option is less than the vested percentage for the same year under option (2) of this item.]

     The nonforfeitable percentage of each participant in his accrued benefit attributable to matching contributions and discretionary Employer contributions for any top-heavy plan year shall be determined as follows: [Select one]

     X    (1)  100% vesting after     3     [not to exceed 3]
               years of service.

     ____ (2)  Number of Years             Vesting
               of Service               Percentage

               Less than 2                  0%
                         2                 20%
                         3                 40%
                         4                 60%
                         5                 80%
                    6 or more            100%

XVIII.  MAXIMUM ALLOCATIONS

A.   Correction of excess allocations (23.1.4; 23.2.6):

     If, as a result of the allocation of forfeitures, a reasonable error in estimating a particular compensation, a reasonable effort in determining the amount of elective deferrals that may be _____ by a participant under the limitations of Section 23 of the plan, or other limited factual circumstances, the maximum permissible amount would be exceeded for any limitation year ____ excess amount with respect to a participant for such limitation year shall be disposed of _______ following order:

     (1) Any employee after-tax contributions (and any gains attributable thereto) to the extent such excess shall be returned to the participant.

     (2) If further reductions are necessary, any elective deferrals to the extent of such excess be returned to the participant.

     (3) If further reductions are necessary, then the Committee shall reduce the excess amount ________ the following manner: [Select one]

          ____ (a) First, such participant's share of the discretionary Employer contributions then his share of the matching contributions, and finally his share of forfeitures for the limitation year shall be reduced in that order ________ extent of such remaining excess. Such excess amount shall be credi___ a separate special account for the participant designated as a "sus_______ account," and shall be applied in the next limitation year (and _______ limitation years if necessary to reduce matching contributory discretionary Employer contributions for the participant, provided _______ covered under the plan as of the adjustment date such matching contributions or discretionary Employer contributions are allocated ______________ participant is not covered under the plan at such time, the balance __________ suspense account shall be reallocated among the remaining participa______ the ratio which each of such participant's compensation during ______ limitation year in question bears to the aggregate compensation of all participants during such limitation year, and before any employee tax contribution, elective deferrals, qualified non-elective _____ matching contributions, qualified matching contributions, or _________ Employer contributions for such limitation year are allocated.

                    The suspense account shall be adjusted
                    annually for additions ________ distributions therefrom, but not for any net income or net loss attributable thereto. In the event the plan is terminated, any balance in the _______ account shall be returned to the Employer.

          X    (b)  First, such participant's share of the
                    discretionary Employer contributions, then his share of the matching contributions, and finally, his share of any forfeitures for the limitation year shall be reduced in that order to the extent of such remaining excess.
                    The amount of the reduction shall be
                    reallocated among the remaining participants in the ratio which each of such participant's compensation during the limitation year in question bears to the aggregate compensation of all such participants during such limitation year and before any employee after-tax contributions, elective deferrals, qualified non-elective contributions, matching contributions, qualified matching contributions, or discretionary Employer contributions for such limitation year are allocated. If all of the amount of such reduction cannot be reallocated without causing the account of each other participant to exceed the maximum permissible amount, then such remaining amount shall be credited to a suspense account.

                    The suspense account shall contain the excess amounts of Employer contributions and forfeitures from all limitation years. Such excess amounts shall be allocated for each succeeding limitation year among the accounts of participants in the ratio which each of such participant's compensation for the limitation year in question bears to the aggregate compensation of all such participants during such limitation year and before any employee after-tax contributions, elective deferrals, qualified non-elective contributions, matching contributions, qualified matching contributions, or discretionary Employer contributions for such year are allocated. The suspense account shall be adjusted annually for additions thereto and distributions therefrom, but not for any net income or net loss attributable thereto. In the event the plan is terminated, any balance in the suspense account shall be returned to the Employer.

     Notwithstanding anything above or in the plan to the contrary, if all or part of a participant's elective deferrals or employee after-tax contributions are distributed to the participant pursuant to the provisions of
     Section 23 of the plan, the matching contribution made with respect to such elective deferrals or employee after-tax contributions, adjusted for income and losses allocable thereto, shall be forfeited by the participant on or before the March 15 next following the end of the plan year for which the matching contribution was made. The income and losses allocable to the forfeited matching contributions for the plan year shall be determined in the same manner as income and losses allocable to excess aggregate contribution are determined pursuant to Section 2.3.6. Forfeitures of matching contributions (including income and losses allocable thereto) shall be applied in the current or next succeeding plan year in the same manner as elected by the Employer in item XII.C of this Adoption Agreement.

B.   Limits for multiple plans:

     If the Employer maintains another qualified defined contribution plan, other than a regional prototype plan:
     [Select one]

     X    (1)  The provisions of Section 23.2.1 through 23.2.6
               will apply as if the other plan were a regional prototype plan.

     ____ (2) [Provide the method under which the plans will limit total annual additions to the maximum permissible amount, and will properly reduce any excess amounts, in a manner that precludes Employer discretion].


C. If the participant is or has ever been a participant in a defined benefit plan maintained by the Employer: [Insert provision which satisfies 1.0 limitation of Section 415(e) of the Code. See Treasury Regulation Section 1.415-1 for guidance.]








     NOTE: THIS IS AN IMPORTANT DOCUMENT HAVING COMPLEX TAX AND OTHER LEGAL IMPLICATIONS. THE SPONSOR RECOMMENDS THAT ANY ADOPTING EMPLOYER CONSULT WITH AN ATTORNEY KNOWLEDGEABLE IN EMPLOYEE BENEFIT MATTERS BEFORE SIGNING THIS ADOPTION AGREEMENT.

XIX. SUBSTITUTE TRUST OR CUSTODIAL ACCOUNT AGREEMENT (20.7)

          [Complete this Item XVIII only if you are adopting a separate trust or custodial account agreement that overrides the trust provisions of Section 20 of this plan.]

          ____ The attached trust or custodial agreement overrides the trust provisions of Section 20 of the plan.

          IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the 15th day of December, 1995.

                              INVESTORS FIDUCIARY TRUST COMPANY
                              Name of Employer


                              By:  /s/ Stephen Hilliard,
                                  Executive Vice President
                                   Officer, Partner, or Sole
                                        Proprietor
Attest/Witness:



/s/ Marvin Rau

[Corporate Seal]

                    Name of Trustee(s)  INVESTORS FIDUCIARY
                                        TRUST COMPANY


                              By:  /s/ Stephen Hilliard,
                                   Executive Vice President
                                   Individual/Authorized Officer

Attest:


/s/ Marvin Rau

[Corporate Seal]




          NOTE: The Employer may not rely on the notification letter issued by the National or District Office of Internal Revenue Service as evidence that this plan is qualified under
Section 401 of the Code. In order to obtain reliance with respect to plan qualification, the Employer must apply to the appropriate Key District Office for a determination letter.